Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the acquisition (the “GetSmarter Acquisition”) of Get Educated International Proprietary Limited, a private company duly incorporated in South Africa (“GetSmarter”) by 2U, Inc. (“2U”or the “Company”), through its wholly owned subsidiary (“2U South Africa”), pursuant to a Share Sale Agreement dated as of May 1, 2017, as amended, by and among 2U South Africa, GetSmarter, the shareholders of GetSmarter (the “Sellers”) and Samuel Edward Paddock, as the Sellers’ Representative (the “Share Sale Agreement”).  Pursuant to the Share Sale Agreement, 2U agreed to pay approximately $103.0 million in cash upon closing for all outstanding equity interests in GetSmarter, with up to an additional $20.0 million in cash payable (the “Earn-Out Payment”) to the Sellers upon the achievement of certain financial milestones in calendar years 2017 and 2018. Under the terms of the Share Sale Agreement, 2U has issued restricted stock units for  shares of common stock, par value $0.001 per share, of the Company to certain employees and officers of GetSmarter. These awards are subject to the 2014 2U, Inc. Equity Incentive Plan and will vest over either a two (2) or four (4) year period. The fair value of the restricted stock units is not included in the purchase consideration and will be recognized as compensation expense over the vesting period.

The unaudited pro forma combined financial information primarily gives effect to the following adjustments:

•                  Application of the acquisition method of accounting in connection with the business combination to reflect the fair value of the purchase consideration;

•                  Stock compensation granted to GetSmarter’s management team in connection with the business combination;

The unaudited pro forma combined balance sheet as of June 30, 2017, and the unaudited pro forma combined statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 are presented herein. The unaudited pro forma combined balance sheet combines the unaudited balance sheets of 2U and GetSmarter as of June 30, 2017, and gives effect to the GetSmarter Acquisition as if it occurred on June 30, 2017. The unaudited pro forma combined statements of operations combine the historical results of 2U and GetSmarter for the six months ended June 30, 2017 and the year ended December 31, 2016, and give effect to the business combination as if it occurred on January 1, 2016. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the GetSmarter Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined  statements of operations, expected to have a continuing impact on the combined entity’s results.

The unaudited pro forma combined financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial information is presented for illustrative purposes and does not purport to represent what the financial position or results of operations would actually have been if the business combination occurred as of the dates indicated or what the financial position or results would be for any future periods.

The GetSmarter Acquisition has been reflected in the unaudited pro forma combined financial information as a business combination using the acquisition method of accounting, in accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, under accounting principles generally accepted in the United States (“GAAP”). Under these accounting standards, the total estimated purchase consideration was calculated as described in Note 1 to the unaudited pro forma combined financial information, and the assets acquired and the liabilities assumed have been presented at their preliminary estimated fair value. For the purpose of measuring the preliminary estimated fair value of the assets acquired and liabilities assumed, management has applied the accounting guidance under GAAP for fair value measurements, using established valuation techniques. This guidance establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The purchase price allocation including the identification of tangible and intangible assets acquired and liabilities assumed, and the determination of the fair value of those assets acquired and liabilities assumed, as well as the assignment of goodwill to reporting units was not finalized as of the filing date of this Current Report on Form 8-K/A and are subject to change.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes herein. The final determination of the fair value of the GetSmarter’s assets and liabilities could result in amounts preliminarily allocated to goodwill and intangible assets changing materially from those used in the unaudited pro forma combined financial information and could also result in a material change in the amortization of acquired intangible assets.

The unaudited pro forma combined financial information is derived from the historical financial statements of 2U and GetSmarter, and should be read in conjunction with (1) the accompanying notes to the unaudited pro forma combined financial information, (2) the unaudited financial statements and related footnotes included in 2U’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017, (3) the audited financial statements and related footnotes for the fiscal year ended December 31, 2016 included in 2U’s Annual Report on Form 10-K, (4) the audited financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, and notes thereto of GetSmarter, which are included as exhibits to this Current Report on Form 8-K/A.

2U, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Historical
	Year Ended
	December 31, 2016	December 31, 2016
	2U	GetSmarter	Pro Forma Adjustments (Note 3)		Pro Forma Combined

Revenue	$205,864	$17,668	—		$223,532

Costs and expenses:
Curriculum and teaching	—	6,643	—		6,643
Servicing and support	40,982	949	253	(b)	42,184
Technology and content development	33,283	1,689	3,301	(a) (b)	38,273
Marketing and sales	106,610	4,427	3,914	(a) (b)	114,951
General and administrative	46,021	3,446	1,335	(b) (c)	50,802
Total costs and expenses	226,896	17,154	8,803		252,853

Loss from operations	(21,032)	514	(8,803)		(29,321)
Interest income	383	80	—		463
Interest expense	(35)	—	—		(35)
Foreign currency loss	—	(539)	—		(539)
Other income	—	5	—		5
Income (loss) before income taxes	(20,684)	60	(8,803)		(29,427)
Income tax provision (benefit)	—	178	(2,465)	(d)	(2,287)
Net loss	$(20,684)	$(118)	$(6,338)		$(27,140)
Net loss per share, basic and diluted	$(0.44)				$(0.58)
Weighted-average shares of common stock outstanding, basic and diluted	46,609,751				46,609,751

See accompanying Notes to unaudited pro forma combined financial information.

2U, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Historical
	Six Months Ended
	June 30, 2017	June 30, 2017
	2U	GetSmarter	Pro Forma Adjustments (Note 3)		Pro Forma Combined

Revenue	$129,824	$7,694	$—		$137,518

Costs and expenses:
Curriculum and teaching	—	2,941	—		2,941
Servicing and support	24,383	586	232	(b)	25,201
Technology and content development	20,345	1,329	1,821	(a) (b)	23,495
Marketing and sales	71,912	2,164	2,063	(a) (b)	76,139
General and administrative	27,594	3,036	377	(b) (c)	31,007
Total costs and expenses	144,234	10,056	4,493		158,783

Loss from operations	(14,410)	(2,362)	(4,493)		(21,265)
Interest income	249	8	—		257
Interest expense	(1)	(1)	—		(2)
Foreign currency (loss) gain	(1,031)	12	—		(1,019)
Other income	—	32	—		32
Loss before income taxes	(15,193)	(2,311)	(4,493)		(21,997)
Income tax benefit	—	(387)	(1,258)	(d)	(1,645)
Net loss	$(15,193)	$(1,924)	$(3,235)		$(20,352)
Net loss per share, basic and diluted	$(0.32)				$(0.43)
Weighted-average shares of common stock outstanding, basic and diluted	47,454,059				47,454,059

See accompanying Notes to unaudited pro forma combined financial information.

2U, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in thousands)

	Historical
	As of
	June 30, 2017	June 30, 2017
	2U	GetSmarter	Pro Forma Adjustments (Note 2)		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$37,435	$1,584	$2,297	(a)	$41,316
Restricted cash	100,987	—	(100,987)	(a)	—
Account receivable, net	23,426	630	—		24,056
Advaces to clients	213	—	—		213
Preparid expenses and other assets	8,398	2,105	—		10,503
Income taxes receivable	—	34	—		34
Loans with related parties	—	800	(800)	(b)	—
Total current assets	170,459	5,153	(99,490)		76,122
Property and equipment, net	34,390	479	—		34,869
Capitalized technology and content development costs, net	37,402	762	(762)	(c)	37,402
Advances to clients, non-current	2,163	—	—		2,163
Goodwill	—	—	72,595	(d)	72,595
Amortizable intangible assets, net	—	153	44,647	(c)	44,800
Deferred tax	—	612	(612)	(e)	—
Prepaid expenses, non-current	14,789	—	—		14,789
Other non-current assets	2,770	—	—		2,770
Total assets	$261,973	$7,159	$16,378		$285,510

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,323	$2,618	$—		$6,941
Accrued compensation and related benefits	17,908	—	1,531	(f)	19,439
Accrued expenses and other liabilities	22,324	1,103	766	(f)	24,193
Deferred revenue	7,365	2,522	(722)	(g)	9,165
Deferred tax	—	—	12,288	(e)	12,288
Contingent Consideration	—	—	1,900	(h)	1,900
Short term borrowings	—	1,531	—		1,531
Total current liabilities	51,920	7,774	15,763		75,457
Non-current lease related liabilities	15,202	—	—		15,202
Deferred government grant obligations	3,500	—	—		3,500
Other non-current liabilities	300	—	—		300
Total liabilities	70,922	7,774	15,763		94,459

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued	—	—	—		—
Common stock, $0.001 par value; 200,000,000 shares authorized; 47,858,326 shares issued and outstanding	48	—	—		48
Additional paid-in capital	382,609	1,313	(1,313)	(i)	382,609
Accumulated deficit	(191,606)	(840)	840	(i)	(191,606)
Treasury Stock	—	(1,251)	1,251	(i)	—
Accumulated Other Comprehensive Income	—	163	(163)	(i)	—
Total stockholders’ equity	191,051	(615)	615		191,051
Total liabilities and stockholders’ equity	$261,973	$7,159	$16,378		$285,510

See accompanying Notes to unaudited pro forma combined financial information

Note 1 — Purchase Price

Of the estimated purchase price of $103.0 million, $98.7 million of cash was paid to GetSmarter shareholders and $2.3 million will be paid as post closing directed payments. The remaining $2.0 million represents the reduction of purchase price related to certain purchase price adjustments and foreign currency movements. The pro forma combined balance sheet includes estimated contingent consideration of $1.9 million related to the potential earnout payment. The final purchase price allocation will be determined once the Company has completed its final valuations. Changes in the fair value of the contingent consideration subsequent to the purchase price finalization will be recorded through the statement of operations. Following the GetSmarter Acquisition, 2U owns all of the outstanding equity interests of GetSmarter.

For the purpose of preparing the accompanying unaudited pro forma combined consolidated balance sheet as of June 30, 2017,  the preliminary estimate of the purchase price allocation to the acquired assets and liabilities is as follows (amounts in thousands):

Total cash consideration		$98,690

Recognized amounts of identifiable assets acquired and liabilities assumed
Current Assets	$4,353
Property and equipment, net	479
Accounts payable	(2,618)
Accrued compensation and related benefits	(1,531)
Accrued expenses and other liabilities	(1,869)
Deferred tax liability	(12,288)
Contingent consideration	(1,900)
Deferred revenue	(1,800)
Short term borrowings	(1,531)
Fair value of tangible assets acquired and liabilities assumed		(18,705)
Acquired university partnerships/contracts	$25,000
Acquired developed course content	7,700
Acquired developed technology / software / learning platforms / patents	3,000
Acquired trade name / trademarks / domain names	9,100
Identifiable amortizable intangible assets at fair value		44,800
Fair value of net assets acquired, excluding goodwill		26,095

Total goodwill		$72,595

The goodwill balance is primarily attributed to the assembled workforce, expanded market opportunities and cost and other operating synergies anticipated upon the integration of the operations of 2U and GetSmarter.

Note 2 — Unaudited Pro Forma Combined Consolidated Balance Sheet Adjustments

Purchase Accounting Pro Forma Adjustments:

a)             Reflects $98.7 million, which represents the cash portion of the purchase price paid and to adjust the remaining restricted cash balance related to the post closing directed payments to cash and cash equivalents.

b)             Reflects the adjustment to eliminate the related party loans GetSmarter had outstanding as of June 30, 2017 which were settled as part of the GetSmarter Acquistion.

c)              Reflects the adjustments to record the fair value of GetSmarter’s amortizable intangible assets acquired in the amount of $44.8 million.

d)             Reflects the preliminary estimate of goodwill which represents excess of purchase consideration over the estimated fair value of the net tangible and amortizable intangible assets acquired.

e)              Reflects an adjustment to eliminate historical deferred taxes and to record a deferred tax liability related to the recording of intangible assets at fair value associated with the acquisition of GetSmarter.

f)               Reflects the adjustments to record 2U’s obligation for post closing directed payments.

g)              Reflects the adjustment to record the fair value of GetSmarter’s deferred revenue.

h)             Reflects the adjustment to record the estimated preliminary fair value of the contingent consideration.

i)                 Reflects adjustments to eliminate GetSmarter’s historical shareholders’ equity, which represent the historical book value of GetSmarter’s net assets, as a result of the application of purchase accounting.

Note 3 — Unaudited Pro Forma Combined Consolidated Statements of Operations Adjustments

Purchase Accounting Pro Forma Adjustments:

a)             Reflects an adjustment for the year ended December 31, 2016 and the six months ended June 30, 2017, for amortization expense related to the fair value of identified intangible assets with definite lives. The fair values of acquired intangible assets are $25.0 million for university partnerships, $7.7 million for internally developed course content, $3.0 million for developed technology and $9.1 million for trade names. Amortization of the aforementioned intangible assets has been included in the historic results starting on the acquisition date. Since the pro forma results of operations require the transaction to be reflected as if it occurred on January 1, 2016, a pro forma adjustment has been recorded to account for the incremental amortization.

The intangible assets are amortized on a straight-line basis over the useful lives of the assets. The following table shows the preliminary amortization amount of each intangible asset:

	Estimated average useful life (years)	Estimated fair value	Year ended 12/31/16	Six months ended 6/30/17

Finite-lived intangible assets:
University partnerships/contracts	9	$25,000	$2,778	$1,389
Developed course content	4	7,700	1,925	963
Developed technology / software / learning platforms / patents	3	3,000	1,000	500
Trade name / trademarks / domain names	10	9,100	910	455
Total		$44,800	$6,613	$3,307

Less: GetSmarter Historical amortization expense			(74)	(78)

	Pro forma amortization adjustment (incremental)		$6,539	$3,229
	Technology and content development		2,851	1,385
	Marketing and sales		3,688	1,844

b)             Reflects an adjustment to record total stock compensation charges, related to restricted stock units granted by 2U to certain Getsmarter employees and officers, of $2.3 million and $2.3 million, for the year ended December 31, 2016, and the six months ended June 30, 2017, respectively, for awards granted to GetSmarter employees subject to future service requirements. The compensation expense is expected to be recorded as follows within the respective expense lines:

	Year ended 12/31/16	Six months ended 6/30/17
Servicing and support	$253	$232
Technology and content development	450	436
Marketing and sales	226	219
General and administrative	1,415	1,364
	$2,344	$2,251

c)              Reflects an adjustment to remove the impact of transactions expenses of $80,000, and $1.0 million for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively, incurred related to the GetSmarter acquisition.

d)             Reflects pro forma adjustments to income tax expense for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively, to reflect the tax effect of the purchase accounting adjustments. The statutory rate of 28% for South Africa is being utilized to tax effect the appropriate adjustments.